Exhibit 10.9.3

NONQUALIFIED SAVINGS AND
DEFERRED COMPENSATION PLAN FOR
EMPLOYEES OF
AMERICAN WATER WORKS COMPANY, INC.
AND ITS DESIGNATED SUBSIDIARIES

(As amended and restated, effective as of June 1, 2018)

Exhibit 10.9.3

NONQUALIFIED SAVINGS AND
DEFERRED COMPENSATION PLAN FOR
EMPLOYEES OF
AMERICAN WATER WORKS COMPANY, INC.
AND ITS DESIGNATED SUBSIDIARIES
ARTICLE I
PURPOSE
AWW previously adopted this Plan, effective as of the Original Effective Date, in recognition of the services provided by certain key employees and officers of the Employer. The Plan is intended to provide Group I Employees with the opportunity to defer a portion of their Base Salary and Bonus on a tax-favored basis and to receive Group I Matching Contributions on such deferrals, as well as to receive an additional deemed annual contribution from AWW for a portion of their Bonus, plus the portion of their Base Salary that exceeds the limit on compensation under section 401(a)(17) of the Code. The Plan is also intended to provide Group II Employees with the opportunity to defer a portion of their Base Salary and Bonus on a tax-favored basis and to receive Group II Matching Contributions on such deferrals, as well as to receive an additional deemed annual contribution from AWW for a portion of their Base Salary that exceeds the limit on compensation under section 401(a)(17) of the Code. Further, the Plan is intended to provide Group III Employees with the opportunity to defer a portion of their Base Salary and Bonus on a tax-favored basis and to receive Group III Matching Contributions on their Base Salary Deferrals.
AWW intends that the Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Code and administered as a non-qualified “top-hat” plan exempt from the substantive requirements of ERISA. AWW also intends that the Plan be operated and maintained in accordance with the requirements of section 409A of the Code and the regulations and rulings thereunder. AWW desires to amend and restate the Plan, effective as of the Effective Date, to incorporate prior amendments to the Plan, as well as to make certain design and clarifying changes to the Plan.
All capitalized terms shall have the meanings set forth in Article II below.
ARTICLE II

DEFINITIONS
For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:
Section 2.01.    “Account(s)” means, as applicable, for (a) a Group I Employee, his or her Group I Deferral Account, Group I Matching Account, Group I Employer Defined Contribution Account and Special Contribution Account, (b) for a Group II Employee, his or her Group II Deferral Account, Group II Matching Account and Group II Employer Defined Contribution Account, and (c) for a Group III Employee, his or her Group III Deferral Account, Group III Matching Account and Special Contribution Account.
Section 2.02.    “APP” means the American Water Works Company, Inc. Annual Performance Plan, as in effect for the relevant Plan Year.
Section 2.03.    “Amended Enrollment Agreement” means a new Enrollment Agreement executed by a Participant that satisfies the requirements of Section 7.05 and that changes the time and/or form of a distribution for a particular Plan Year.
Section 2.04.    “AWW” means American Water Works Company, Inc. or any successor thereto.

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Section 2.05.    “Base Salary” means, for each Participant, his or her annual rate of base salary for the Plan Year, before taking into account amounts deferred under this Plan and amounts deferred to the Savings Plan (or any other qualified plan of the Employer) and to any section 125 of the Code plan of the Employer.
Section 2.06.    “Base Salary Deferral” means that portion of Base Salary as to which a Participant has made an annual irrevocable election to defer receipt until the date specified in the Participant’s Enrollment Agreement.
Section 2.07.    “Beneficiary” means the person or persons (natural or otherwise) designated by the Participant as such in accordance with Section 10.01.
Section 2.08.    “Board” means the Board of Directors of AWW.
Section 2.09.    “Bonus” means the amount earned by a Participant for a Plan Year under the APP, but does not include any other annual incentive plan maintained by the Employer for which the Participant earns a bonus for the Plan Year, before taking into account amounts deferred under this Plan with respect to the Plan Year and amounts deferred to the Savings Plan (or any other qualified plan of the Employer) and any section 125 of the Code plan of the Employer.
Section 2.10.    “Bonus Deferral” means the portion of the Bonus as to which a Participant has made an annual irrevocable election to defer receipt.
Section 2.11.    “Cause” means a finding by the Committee that the Participant (a) has breached his or her employment or service contract with the Employer, if any; (b) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty; (c) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information; (d) has breached any written noncompetition or nonsolicitation agreement between the Participant and the Employer; or (e) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
Section 2.12.    “Change of Control” shall be deemed to have occurred if:
(i)    Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes (x) during the 12-month period ending on the date of any acquisition of securities, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, or (y) a “beneficial owner,” as defined in clause (x) above, of more than 50% of the voting power of the then outstanding securities of the Company;
(ii)    The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or (B) a sale or other disposition of all or substantially all of the assets of the Company; or
(iii)    During any period of 12 consecutive months commencing on or after the Effective Date while the Plan is in effect, directors are elected such that a majority of the members of the Board are individuals who shall not have been members of the Board at the beginning of such 12-month period, except (x) in the case of a director’s death or (y) the election or nomination for election of each new director who was not a director at the beginning of such 12-month period where such election was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in a Grant Agreement if such Grant is subject to the requirements of section 409A of the Code and the Grant will become payable on, or in connection with, a Change of Control.
Section 2.13.    “Code” means the Internal Revenue Code of 1986, as amended.
Section 2.14.    “Committee” means the AWW Benefits Administration Committee (or any successor thereto) or its delegate, or such other committee appointed by the Board to administer the Plan.

Section 2.15.    “Compensation Limit” means the dollar limitation in effect under section 401(a)(17) of the Code with respect to a Plan Year, adjusted for inflation.
Section 2.16.    “Deemed Investment Option” means the deemed investment options as designated by the Investment Committee for purposes of the Plan, as may be changed from time to time. Each Participant shall designate the Deemed Investment Options pursuant to which deemed earnings (or losses) shall be credited to the Participant’s Account(s) in accordance with Article V.
Section 2.17.    “Designated Subsidiary” means a subsidiary of AWW that is listed in Exhibit A and any other subsidiary of AWW for which the Committee subsequently designates as a participating subsidiary for purposes of the Plan.
Section 2.18.    “Effective Date” means June 1, 2018, the effective date of this amendment and restatement of the Plan. The “Original Effective Date” means January 1, 2008, the initial effective date of the Plan.
Section 2.19.    “Employee” means any individual who is actively employed by the Employer on a full-time basis and whose earnings are reported on Form W-2; provided, however, that to qualify as an “Employee” for purposes of the Plan the individual must be a member of a select group of “management or highly compensation employees” of the Employer, within the meaning of sections 201, 301 and 401 of ERISA, and be specifically designated by the Committee as an Employee for purposes of the Plan.
Section 2.20.    “Employer” means AWW and each Designated Subsidiary.
Section 2.21.    “Enrollment Agreement” means the authorization form which a Group I Employee, Group II Employee and Group III Employee files with the Committee or its designee to make deferrals to the Plan.
Section 2.22.    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
Section 2.23.    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
Section 2.24.    “Group I Deferral Account” means the bookkeeping account established by AWW to which are credited Group I Deferral Contributions, and notational earnings and losses thereon.
Section 2.25.    “Group I Deferral Contribution” means the Base Salary Deferral and Bonus Deferral credited to the Plan by a Group I Employee pursuant to Section 4.01(b).
Section 2.26.    “Group I Employee” means those Employees who meet the requirements set forth on the attached Exhibit B for the relevant Plan Year.
Section 2.27.    “Group I Landover Defined Contribution Account” means the bookkeeping account established by AWW to which are credited Group I Employer Defined Contributions, and notational earnings and losses thereon.
Section 2.28.    “Group I Employer Defined Contribution” means the amounts credited to the Plan for a Group I Employee by AWW pursuant to Section 4.01(a).
Section 2.29.    “Group I Matching Account” means the bookkeeping account established by AWW to which are credited Group I Matching Contributions, and notational earnings and losses thereon.
Section 2.30.    “Group I Matching Contribution” means the amounts credited to the Plan for a Group I Employee by AWW pursuant to Section 4.01(c).
Section 2.31.    “Group II Deferral Account” means the bookkeeping account established by AWW to which are credited Group II Deferral Contributions, and notational earnings and losses thereon.

Section 2.32.    “Group II Deferral Contribution” means the Base Salary Deferral and Bonus Deferral credited to the Plan by a Group II Employee pursuant to Section 4.02(b).
Section 2.33.    “Group II Employee” means those Employees who meet the requirements set forth on the attached Exhibit C for the relevant Plan Year.
Section 2.34.    “Group II Employer Defined Contribution Account” means the bookkeeping account established by AWW to which are credited Group II Employer Defined Contributions, and notational earnings and losses thereon.
Section 2.35.    “Group II Employer Defined Contribution” means the amounts credited to the Plan for a Group II Employee by AWW pursuant to Section 4.02(a).
Section 2.36.    “Group II Matching Account” means the bookkeeping account established by AWW to which are credited Group II Matching Contributions, and notational earnings and losses thereon.
Section 2.37.    “Group II Matching Contribution” means the amounts credited to the Plan for a Group II Employee by AWW pursuant to Section 4.02(c).
Section 2.38.    “Group III Deferral Account” means the bookkeeping account established by AWW to which are credited Group III Deferral Contributions, and notational earnings and losses thereon.
Section 2.39.    “Group III Deferral Contribution” means the Base Salary and Bonus Deferral credited to the Plan by a Group III Employee pursuant to Section 4.03(a).
Section 2.40.    “Group III Employee” means those Employees who meet the requirements set forth on the attached Exhibit D for the relevant Plan Year.
Section 2.41.    “Group III Matching Account” means the bookkeeping account established by AWW to which are credited Group III Matching Contributions, and notational earnings and losses thereon.
Section 2.42.    “Group III Matching Contribution” means the amounts credited to the Plan for a Group III Employee by AWW pursuant to Section 4.03(b).
Section 2.43.    “Investment Committee” means the AWW Retirement and Benefits Plans Investment Committee (or any successor thereto).
Section 2.44.    “Matching Compensation” means (a) for Group I Employees and Group II Employees - Base Salary, plus Bonus, for the Plan Year, and (b) for Group III Employees - Base Salary for the Plan Year.
Section 2.45.    “Matching Contribution” means as such term is defined in the Savings Plan.
Section 2.46.    “Participant” means each Group I Employee, Group II Employee and Group III Employee who is participating in the Plan in accordance with the provisions of Article IV. In the event of a Participant’s death, the term Participant shall mean the Participant’s Beneficiary. In the case of a Participant’s incompetency, the term Participant shall include an individual with a duly authorized power of attorney or, in the absence of a duly authorized power of attorney, the Participant’s personal representative or guardian. An individual shall remain a Participant until that individual has received full distribution of any amount credited to the Participant’s Account(s).
Section 2.47.    “Plan” means this plan, called the Nonqualified Savings and Deferred Compensation Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries, as may be amended from time to time.
Section 2.48.    “Plan Year” means the 12 month period beginning on each January 1 and ending on the following December 31.

Section 2.49.    “Savings Plan” means the Savings Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries, as may be amended from time to time.
Section 2.50.    “Separation Date” means the last day on which a Participant is employed by an Employer on account of a Separation From Service.
Section 2.51.    “Separation From Service” means a Participant’s separation from service with the Employer within the meaning of section 409A of the Code and the regulations issued thereunder.
Section 2.52.    “Special Contribution” means the amount credited to the Plan for a Group I Employee and Group III Employee during the 2008 Plan Year by AWW pursuant to Sections 4.01(d) and 4.03(c), respectively. The Group I Employees and Group III Employees who were eligible to receive the Special Contribution were those who were specifically designated as eligible to receive such under the Plan at the time of such Special Contribution. No other Group I Employees or Group III Employees were eligible to receive the Special Contribution.
Section 2.53.    “Special Contribution Account” means the bookkeeping account established by AWW to which are credited Special Contributions, and notational earnings and losses thereon.
Section 2.54.    “Specified Distribution Date” means (a) a specific time within the meaning of section 409A of the Code and the regulations issued thereunder that is designated by the Participant in his or her Enrollment Agreement or Amended Enrollment Agreement, as applicable; (b) provided, however, that (1) the Specified Distribution Date must be designated as a calendar year; (2) such calendar year must be later than the calendar year in which the Participant has vested in all of the amounts credited to his or her Account pursuant to Article VI; and (3) subject to Section 7.01, such date shall be deemed to be January of such calendar year.
Section 2.55.    “Specified Employee” means any Participant who, at any time during the twelve month period ending on the identification date as determined by the Committee, is a specified employee under section 409A of the Code, as determined by the Committee. The determination of “specified employees,” including the number and identity of persons considered “specified employees” and identification date, shall be made by the Committee in accordance with the provisions of sections 416(i) and 409A of the Code and the regulations issued thereunder.
Section 2.56.    “Unforeseeable Emergency” means the Participant has experienced an “unforeseeable emergency” within the meaning of Treas. Reg. §1.409A-3(i)(3)(i).
ARTICLE III
ADMINISTRATION OF THE PLAN AND DISCRETION
Section 3.01.    Administration. The Committee shall have full power and authority to interpret the Plan, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Plan and to make any other determinations and to take any other such actions as it deems necessary or advisable in carrying out its duties under the Plan. All actions taken by the Committee arising out of, or in connection with, the administration of the Plan or any rules adopted thereunder, shall, in each case, lie within its sole discretion, and shall be final, conclusive and binding upon AWW, the Employer, the Board, all Participants, all Beneficiaries of Participants and all persons and entities having an interest therein, and a Participant’s participation in the Plan shall constitute that Participant’s acknowledgement and acceptance of the Committee’s authority and discretion. The Committee may from time to time adopt rules and regulations governing the operation of this Plan and may employ and rely on such employees of the Employer, legal counsel, accountants, and agents, as it may deem advisable to assist in the administration of the Plan.
Section 3.02.    Compensation of Committee; Expenses. Members of the Committee shall serve without compensation for their services unless otherwise determined by the Board. All expenses of administering the Plan shall be paid by AWW.
Section 3.03.    Indemnification. AWW shall indemnify, defend and hold the Committee harmless from any and all claims, losses, damages, expenses (including counsel fees) and liability (including any amounts paid in settlement of any claim or any other matter with the consent of the Board) arising from any act or omission of such member, except when the same is due to gross negligence or willful misconduct.
Section 3.04.    Interpretations. Any decisions, actions or interpretations to be made under the Plan by AWW, the Employer, the Board or the Committee shall be made in its respective sole discretion, not as a fiduciary and need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Plan.
ARTICLE IV

PARTICIPATION
Section 4.01.    Group I Employees.
(a)    Employer Contributions. Each Plan Year, AWW will make a Group I Employer Defined Contribution to the Plan on behalf of each Group I Employee who is employed by the Employer on the first day of such Plan Year. Except as otherwise provided in this Section 4.01, the amount of such Group I Employer Defined Contribution for the Plan Year for each Group I Employee will be equal to the sum of (i) 5.25% of such Group I Employee’s Base Salary in excess of the Compensation Limit, and (ii) 5.25% of such Group I Employee’s Bonus. Any Group I Employer Defined Contribution made under this Section 4.01(a) will be credited to the Group I Employee’s Group I Employer Defined Contribution Account as soon as administratively practicable following the close of the Plan Year to which such Group I Employer Defined Contribution relates with respect to Base Salary for the Plan Year and as soon as administratively practicable following the date on which the Bonus for the Plan Year is paid to the Group I Employee.
(b)    Deferral Contributions. Each Plan Year, all Group I Employees will be offered the opportunity to make a Base Salary Deferral with respect to Base Salary to be paid in the Plan Year and a Bonus Deferral with respect to Bonus to be earned in the Plan Year. Any Group I Employee may enroll in the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee by a date set by the Committee, but in any event prior to the first day of the Plan Year. Pursuant to said Enrollment Agreement, the Group I Employee shall irrevocably elect: (i) the percentage (up to 20%) (whole percentages only) by which (as a result of payroll reduction), the Group I Employee’s Base Salary to be paid during that Plan Year will be deferred to the Plan, and (ii) the percentage (up to 100%) (whole percentages only) by which (as a result of payroll reduction), the Group I Employee’s Bonus to be earned during that Plan Year will be deferred to the Plan. Any Group I Deferral Contribution made under this Section 4.01(b) will be credited to the Group I Employee’s Group I Deferral Account as soon as administratively practicable following the end of the month for which the deferral relates. Each Plan Year, a Group I Employee must complete and fully execute a new Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to the first day of the Plan Year in which such Enrollment Agreement will become effective. Notwithstanding anything herein to the contrary, if the Group I Employee experiences an Unforeseeable Emergency, a Group I Employee may submit a request to the Committee on the form provided by the Committee to cease the Base Salary Deferrals and/or Bonus Deferrals, being made in the current Plan Year on the Group I Employee’s behalf. If the Committee determines that the Group I Employee has experienced an Unforeseeable Emergency, the cessation of the Group I Employee’s Base Salary Deferrals and/or Bonus Deferrals will be effective as soon as administratively practicable after the Committee’s determination, but not later than sixty (60) days following such determination. Any Group I Employee who ceases Base Salary Deferrals and/or Bonus Deferrals on account of an Unforeseeable Emergency shall not be eligible to elect to make any future Base Salary Deferrals and/or Bonus Deferrals for the remainder of the Plan Year in which the Unforeseeable Emergency occurs. For any future Plan Year, the Group I Employee will need to execute a new Enrollment Agreement within the time period described above.
(c)    Matching Contributions. Each Plan Year, each Group I Employee who makes a Group I Deferral Contribution for the Plan Year will receive a Group I Matching Contribution equal to (i) the sum of (A) 100% of his or her Group I Deferral Contribution, up to a maximum of 3% of the Group I Employee’s Matching Compensation, and (B) 50% of his or her Group I Deferral Contribution, up to a maximum of the next 2% of the Group I Employee’s Matching Compensation, less (ii) the maximum amount of Matching Contribution that the Group I Employee is eligible to receive under the Savings Plan, irrespective of whether the Group I Employee actually receives the maximum amount of Matching Contribution under the

Savings Plan for the Plan Year. Any Group I Matching Contribution made under this Section 4.01(c) will be credited to the Group I Employee’s Group I Matching Account as soon as administratively practicable following the end of the Plan Year to which it relates (or such other time(s) as the Committee may determine, in its sole discretion). No Matching Contributions will be made for a Group I Employee if such Group I Employee does not make any Group I Deferral Contributions for the Plan Year.
(d)    Special Contribution. Prior to the Effective Date, AWW credited to the Special Contribution Account certain Special Contributions for the benefit of those Group I Employees who were specifically designated by the Board to receive such Special Contributions, the value of which was determined by the Board at such time. Only those Group I Employees who were specifically designated to receive the Special Contributions were eligible to receive such Special Contributions.
(e)    Time of Distribution. In addition to designating the percentage of deferrals in the Enrollment Agreement as provided in Section 4.01(b), the Group I Employee shall also designate the time on which such Group I Deferral Contributions for the Plan Year shall be paid to the Group I Employee. A Group I Employee may elect one of the following as a permitted time for distribution of his or her Group I Deferral Contributions for such Plan Year: (i) Separation From Service; or (ii) a Specified Distribution Date; provided, however, that if the Group I Employee does not make an election in the Enrollment Agreement as to the time of payment for his or her Group I Deferral Contributions for the Plan Year, the Group I Employee shall be deemed to have elected Separation From Service as the time of payment. A Group I Employee’s Group I Matching Contributions for such Plan Year shall be paid at the same time as the Group I Deferral Contributions for the Plan Year are paid to the Group I Employee and no Group I Employee shall be eligible to make a separate election as to the time when his or her Group I Matching Contributions for the Plan Year shall be paid to him or her. A Group I Employee shall separately select the time of the distribution of his or her Group I Employer Defined Contribution for the relevant Plan Year among the permitted times set forth in this Section 4.01(e), provided, that the Group I Employee files a completed and fully executed Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to the first day of the Plan Year for which the Group I Employer Defined Contribution relates, but if no such election is made by the Group I Employee, the Group I Employee shall be deemed to have elected Separation From Service as the time of payment. Except as provided in Section 7.05, the election as to the time of payment cannot be subsequently changed. The Plan Year election that shall apply as to the time of distribution for the Special Contribution shall be the eligible Group I Employee’s 2008 Plan Year election.
(f)    Form of Distribution. In addition to designating the percentage of deferrals in the Enrollment Agreement as provided in Section 4.01(b), the Group I Employee shall also designate the form pursuant to which such Group I Deferral Contributions for the Plan Year shall be paid to the Group I Employee. A Group I Employee may elect one of the following forms for distribution of his or her Group I Deferral Contributions for such Plan Year: (i) lump sum or (ii) substantially equal annual installments that are paid over a period of between two (2) and ten (10) years, as designated by the Group I Employee in the Enrollment Agreement; provided, however, that if the Group I Employee does not make an election in the Enrollment Agreement as to the form of payment for his or her Group I Deferral Contributions for the Plan Year, the Group I Employee shall be deemed to have elected lump sum as the form of payment. A Group I Employee’s Group I Matching Contributions for the Plan Year shall be paid in the same form as the Group I Deferral Contributions for the Plan Year are paid to the Group I Employee and no Group I Employee shall be eligible to make a separate election as to the form in which his or her Group I Matching Contributions for the Plan Year shall be paid to him or her. A Group I Employee shall separately select the form of the distribution of his or her Group I Employer Defined Contribution for the relevant Plan Year among the permitted forms set forth in this Section 4.01(f), provided, that the Group I Employee files a completed and fully executed Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to the first day of the Plan Year for which such Group I Employer Defined Contribution relates, but if no such election is made by the Group I Employee, the Group I Employee shall be deemed to have elected lump sum as the form of payment. Except as provided in Section 7.05, the election as to the form of payment cannot be subsequently changed. The Plan Year election that shall apply as to the form of distribution for the Special Contribution shall be the eligible Group I Employee’s 2008 Plan Year election.
(g)    Newly Eligible Group I Employees. Any individual who first qualifies as a Group I Employee during a particular Plan Year shall not be eligible to participate in the Plan as a Group I Employee until the following Plan Year.

(h)    Change in Status. If at any time during the Plan Year a Group I Employee ceases to qualify as such, then the following provisions shall apply.
(i)    Cessation as a Group I Employee. If a Group I Employee ceases to qualify as a Group I Employee at any time during the Plan Year, but remains employed by the Employer (or any employer in the Employer’s controlled group), AWW will credit to (A) such Group I Employee’s Group I Employer Defined Contribution Account, at the same time that Group I Employer Defined Contributions are credited to the other Group I Employees’ Group I Employer Defined Contribution Accounts, an amount equal to the amount that the Group I Employee would have received if the Group I Employee continued as such for the remainder of the Plan Year; and (B) such Group I Employee’s Group I Matching Account, at the same time that Matching Contributions are credited to the other Group I Employees’ Group I Matching Accounts, an amount equal to the amount that the Group I Employee would have received if the Group I Employee continued as such for the remainder of the Plan Year. In addition, the Group I Employee’s Base Salary Deferral and/or Bonus Deferral for the Plan Year will continue in effect for the remainder of the Plan Year. The Group I Employee shall not be eligible to receive any further Group I Employer Defined Contributions and Group I Matching Contributions, or elect to make Base Salary Deferrals and/or Bonus Deferrals, as a Group I Employee for any future Plan Year, unless the Group I Employee subsequently qualifies as a Group I Employee.
(ii)    Termination of Employment for any Reason Other Than Cause. If a Group I Employee ceases to be employed by an Employer (including any employer in the Employer’s controlled group) at any time during the Plan Year for any reason other than a termination of employment by the Employer (or any employer in the Employer’s controlled group) for Cause, AWW will credit, as soon as administratively practicable following the date the Group I Employee terminates employment with the Employer (or any employer in the Employer’s controlled group), to (x) the Group I Employer Defined Contribution Account of such Group I Employee, a Group I Employer Defined Contribution equal to the amount that the Group I Employee accrued for the Plan Year ending on the date such Group I Employee terminated employment, except that no Group I Employer Defined Contribution will be credited for any portion of the Bonus, if any, that is paid to the Group I Employee following the date of his or her termination of employment, and (y) the Group I Matching Account of such Group I Employee, a Group I Matching Contribution equal to the amount that the Group I Employee accrued for the Plan Year ending on the date of such Group I Employee’s termination of employment.
(iii)    Termination of Employment for Cause. If a Group I Employee ceases to be employed by an Employer (or any employer in the Employer’s controlled group) at any time during the Plan Year as a result of a termination of employment by the Employer (or any employer in the Employer’s controlled group) for Cause, all Group I Employer Defined Contributions, Group I Matching Contributions and Special Contributions that have previously been credited on behalf of such Group I Employee to his or her respective Account(s) shall be forfeited, and no such amounts shall be credited to such Group I Employee’s Account(s) for the Plan Year in which such termination of employment occurs.
Section 4.02.    Group II Employees.
(a)    Employer Contributions. Each Plan Year, AWW will make a Group II Employer Defined Contribution to the Plan on behalf of each Group II Employee who is employed by the Employer on the first day of the Plan Year. Except as otherwise provided in this Section 4.02, the amount of such Group II Employer Defined Contribution for the Plan Year for each Group II Employee will be equal to 5.25% of such Group II Employee’s Base Salary in excess of the Compensation Limit. Any Group II Employer Defined Contribution made under this Section 4.02(a) will be credited to the Group II Employee’s Group II Employer Defined Contribution Account as soon as administratively practicable following the close of the Plan Year to which such Group II Employer Defined Contribution relates with respect to Base Salary for the Plan Year.
(b)    Deferral Contributions. Each Plan Year, all Group II Employees will be offered the opportunity to make a Base Salary Deferral with respect to Base Salary to be paid in the Plan Year and a Bonus Deferral with respect to Bonus to be earned in the Plan Year. Any Group II Employee may enroll in the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee by a date set by the Committee, but in any event prior to the first day of the Plan Year. Pursuant to said Enrollment Agreement, the Group II Employee shall irrevocably elect: (i) the percentage (up to 20%) (whole percentages only) by which (as a result of payroll reduction); the Group II Employee’s Base Salary to be paid during that Plan Year will be deferred to the Plan, and (ii) the percentage (up to 100%) (whole percentages only) by which (as a result of payroll reduction), the Group II Employee’s Bonus to be earned during that Plan Year will be deferred to the Plan. Any Group II Deferral Contribution made under this Section 4.02(b) will be credited to the Group II Employee’s Group II Deferral Account as soon as administratively practicable following the end of the applicable month for which the deferral relates. Each Plan Year, a Group II Employee must complete and fully execute a new Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to the first day of the Plan Year in which such Enrollment Agreement will become effective. Notwithstanding anything herein to the contrary, if the Group II Employee experiences an Unforeseeable Emergency, a Group II Employee may submit a request to the Committee on the form provided by the Committee to cease the Base Salary Deferrals and/or Bonus Deferrals, being made in the current Plan Year on the Group II Employee’s behalf. If the Committee determines that the Group II Employee has experienced an Unforeseeable Emergency, the cessation of the Group II Employee’s Base Salary Deferrals and/or Bonus Deferrals will be effective as soon as administratively practicable after the Committee’s determination, but not later than sixty (60) days following such determination. Any Group II Employee who ceases Base Salary Deferrals and/or Bonus Deferrals on account of an Unforeseeable Emergency shall not be eligible to elect to make any future Base Salary Deferrals and/or Bonus Deferrals for the remainder of the Plan Year in which the Unforeseeable Emergency occurs. For any future Plan Year, the Group II Employee will need to execute a new Enrollment Agreement within the time period described above.
(c)    Matching Contributions. Each Plan Year, each Group II Employee who makes a Group II Deferral Contribution for the Plan Year will receive a Group II Matching Contribution equal to (i) the sum of (A) 100% of his or her Group II Deferral Contribution, up to a maximum of 3% of the Group II Employee’s Matching Compensation, and (B) 50% of his or her Group II Deferral Contribution, up to a maximum of the next 2% of the Group II Employee’s Matching Compensation, less (ii) the maximum amount of Matching Contribution that the Group II Employee is eligible to receive under the Savings Plan, irrespective of whether the Group II Employee actually receives the maximum amount of Matching Contribution under the Savings Plan for the Plan Year. Any Group II Matching Contribution made under this Section 4.02(c) will be credited to the Group II Employee’s Group II Matching Account as soon as administratively practicable following the end of the Plan Year to which it relates (or such other time(s) as the Committee may determine, in its sole discretion). No Matching Contributions will be made for a Group II Employee if such Group II Employee does not make any Group II Deferral Contributions for the Plan Year.
(d)    Time of Distribution. In addition to designating the percentage of deferrals in the Enrollment Agreement as provided in Section 4.02(b), the Group II Employee shall also designate the time on which such Group II Deferral Contributions for the Plan Year shall be paid to the Group II Employee. A Group II Employee may elect one of the following as a permitted time for distribution of his or her Group II Deferral Contributions for such Plan Year: (i) Separation From Service; or (ii) a Specified Distribution Date; provided, however, that if the Group II Employee does not make an election in the Enrollment Agreement as to the time of payment for his or her Group II Deferral Contributions for the Plan Year, the Group II Employee shall be deemed to have elected Separation From Service as the time of payment. A Group II Employee’s Group II Matching Contributions for the Plan Year shall be paid at the same time as the Group II Deferral Contributions for the Plan Year are paid to the Group II Employee and no Group II Employee shall be eligible to make a separate election as to the time when his or her Group II Matching Contributions for the Plan Year shall be paid to him or her. A Group II Employee shall separately select the time of the distribution of his or her Group II Employer Defined Contribution for the relevant Plan Year among the permitted times set forth in this Section 4.02(d), provided, that the Group II Employee files a completed and fully executed Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to the first day of the Plan Year for which the Group II Employer Defined Contribution relates, but if no such election is made by the Group II Employee, the Group II Employee shall be deemed to have elected Separation From Service as the time of payment. Except as provided in Section 7.05, the election as to the time of payment cannot be subsequently changed.
(e)    Form of Distribution. In addition to designating the percentage of deferrals in the Enrollment Agreement as provided in Section 4.02(b), the Group II Employee shall also designate the form pursuant to which such Group II Deferral Contributions for the Plan Year shall be paid to the Group II Employee. A Group II Employee may elect one of the following forms for distribution of his or her Group II Deferral Contributions for such Plan Year: (i) lump sum or (ii) substantially equal annual installments that are paid over a period of between two (2) and ten (10) years, as designated by the Group II Employee in the

Enrollment Agreement; provided, however, that if the Group II Employee does not make an election in the Enrollment Agreement as to the form of payment for his or her Group II Deferral Contributions for the Plan Year, the Group II Employee shall be deemed to have elected lump sum as the form of payment. A Group II Employee’s Group II Matching Contributions for the Plan Year shall be paid in the same form as the Group II Deferral Contributions for the Plan Year are paid to the Group II Employee and no Group II Employee shall be eligible to make a separate election as to the form in which his or her Group II Matching Contributions for the Plan Year shall be paid to him or her. A Group II Employee shall separately select the form of the distribution of his or her Group II Employer Defined Contribution for the relevant Plan Year among the permitted forms set forth in this Section 4.02(e), provided, that the Group II Employee files a completed and fully executed Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to the first day of the Plan Year for which such Group II Employer Defined Contribution relates, but if no such election is made by the Group II Employee, the Group II Employee shall be deemed to have elected lump sum as the form of payment. Except as provided in Section 7.05, the election as to the form of payment cannot be subsequently changed.
(f)    Newly Eligible Group II Employees. Any individual who first qualifies as a Group II Employee during a particular Plan Year shall not be eligible to participate in the Plan as a Group II Employee until the following Plan Year.
(g)    Change in Status. If at any time during the Plan Year a Group II Employee ceases to qualify as such, then the following provisions shall apply.
(i)    Cessation as a Group II Employee. If a Group II Employee ceases to qualify as a Group II Employee at any time during the Plan Year, but remains employed by the Employer (or any employer in the Employer’s controlled group), AWW will credit to (A) such Group II Employee’s Group II Employer Defined Contribution Account, at the same time that Group II Employer Defined Contributions are credited to the other Group II Employees’ Group II Employer Defined Contribution Accounts, an amount equal to the amount that the Group II Employee would have received if the Group II Employee continued as such for the remainder of the Plan Year; and (B) such Group II Employee’s Group II Matching Account, at the same time that Matching Contributions are credited to the other Group II Employees’ Group II Matching Accounts, an amount equal to the amount that the Group II Employee would have received if the Group II Employee continued as such for the remainder of the Plan Year. In addition, the Group II Employee’s Base Salary Deferral and/or Bonus Deferral for the Plan Year will continue in effect for the remainder of the Plan Year. The Group II Employee shall not be eligible to receive any further Group II Employer Defined Contributions and Group II Matching Contributions, or elect to make Base Salary Deferrals and/or Bonus Deferrals, as a Group II Employee for any future Plan Year, unless the Group II Employee subsequently qualifies as a Group II Employee.
(ii)    Termination of Employment for any Reason Other Than Cause. If a Group II Employee ceases to be employed by an Employer (including any employer in the Employer’s controlled group) at any time during the Plan Year for any reason other than a termination of employment by the Employer (or any employer in the Employer’s controlled group) for Cause, AWW will credit, as soon as administratively practicable following the date the Group II Employee terminates employment with the Employer (or any employer in the Employer’s controlled group), to (x) the Group II Employer Defined Contribution Account of such Group II Employee, a Group II Employer Defined Contribution equal to the amount that the Group II Employee accrued for the Plan Year ending on the date such Group II Employee terminated employment, and (y) the Group II Matching Account of such Group II Employee, a Group II Matching Contribution equal to the amount that the Group II Employee accrued for the Plan Year ending on the date of such Group II Employee’s termination of employment.
(iii)    Termination of Employment for Cause. If a Group II Employee ceases to be employed by an Employer (or any employer in the Employer’s controlled group) at any time during the Plan Year as a result of a termination of employment by the Employer (or any employer in the Employer’s controlled group) for Cause, all Group II Employer Defined Contributions and all Group II Matching Contributions that have previously been credited on behalf of such Group II Employee to his or her respective Account(s) shall be forfeited, and no such amounts shall be credited to such Group II Employee’s Account(s) for the Plan Year in which such termination of employment occurs.

Section 4.03.    Group III Employees.
(a)    Deferral Contributions. Each Plan Year, all Group III Employees will be offered the opportunity to make a Base Salary Deferral with respect to Base Salary to be paid in the Plan Year and a Bonus Deferral with respect to Bonus to be earned in the Plan Year. Any Group III Employee may enroll in the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee by a date set by the Committee, but in any event prior to the first day of the Plan Year. Pursuant to said Enrollment Agreement, the Group III Employee shall irrevocably elect (i) the percentage (up to 20%) (whole percentages only) by which (as a result of payroll reduction), the Group III Employee’s Base Salary to be paid during that Plan Year will be deferred to the Plan, and (ii) the percentage (up to 100%) (whole percentages only) by which (as a result of payroll reduction), the Group III Employee’s Bonus to be earned during that Plan Year will be deferred to the Plan. Any Group III Deferral Contribution made under this Section 4.03(a) will be credited to the Group III Employee’s Group III Deferral Account as soon as administratively practicable following the end of the applicable month for which the deferral relates. Each Plan Year, a Group III Employee must complete and fully execute a new Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to the first day of the Plan Year in which such Enrollment Agreement will become effective. Notwithstanding anything herein to the contrary, if the Group III Employee experiences an Unforeseeable Emergency, a Group III Employee may submit a request to the Committee on the form provided by the Committee to cease the Base Salary Deferrals and/or Bonus Deferrals, being made in the current Plan Year on the Group III Employee’s behalf. If the Committee determines that the Group III Employee has experienced an Unforeseeable Emergency, the cessation of the Group III Employee’s Base Salary Deferrals and/or Bonus Deferrals will be effective as soon as administratively practicable after the Committee’s determination, but not later than sixty (60) days following such determination. Any Group III Employee who ceases Base Salary Deferrals and/or Bonus Deferrals on account of an Unforeseeable Emergency shall not be eligible to elect to make any future Base Salary Deferrals and/or Bonus Deferrals for the remainder of the Plan Year in which the Unforeseeable Emergency occurs. For any future Plan Year, the Group III Employee will need to execute a new Enrollment Agreement within the time period described above.
(b)    Matching Contributions. Each Group III Employee who makes a Base Salary Deferral for the Plan Year will receive a Group III Matching Contribution equal to (i) 50% of his or her Group III Deferral Contribution, up to a maximum of 5% of the Group III Employee’s Matching Compensation, less (ii) the maximum amount of Matching Contribution that the Group III Employee is eligible to receive under the Savings Plan, irrespective of whether the Group III Employee actually receives the maximum amount of Matching Contribution under the Savings Plan for the Plan Year. Any Group III Matching Contribution made under this Section 4.03(b) will be credited to the Group III Employee’s Group III Matching Account as soon as administratively practicable following the end of the Plan Year to which it relates (or such other time(s) as the Committee may determine, in its sole discretion). No Matching Contributions will be made for a Group III Employee if such Group III Employee does not make any Base Salary Deferral for the Plan Year.
(c)    Special Contribution. Prior to the Effective Date, AWW credited to the Special Contribution Account certain Special Contributions for the benefit of those Group III Employees who were specifically designated by the Board to receive such Special Contributions, the value of which was determined by the Board at such time. Only those Group III Employees who were specifically designated to receive the Special Contributions were eligible to receive the Special Contributions.
(d)    Time of Distribution. In addition to designating the percentage of deferrals in the Enrollment Agreement as provided in Section 4.03(a), the Group III Employee shall also designate the time on which such Group III Deferral Contribution for the Plan Year shall be paid to the Group III Employee. A Group III Employee may elect one of the following as a permitted time for distribution of his or her Group III Deferral Contributions for such Plan Year: (i) Separation From Service; or (ii) a Specified Distribution Date; provided, however, that if the Group III Employee does not make an election in the Enrollment Agreement as to the time of payment for his or her Group III Deferral Contributions for the Plan Year, the Group III Employee shall be deemed to have elected Separation From Service as the time of payment. A Group III Employee’s Group III Matching Contributions ‘for the Plan Year shall be paid at the same time as the Group III Deferral Contributions for the Plan Year are paid to the Group Ill Employee and no Group III Employee shall be eligible to make a separate election as to the time when his or her Group III Matching Contributions for the Plan Year shall be paid to him or her. Except as provided in Section 7.05, the election as to the time of payment cannot be subsequently changed. The Plan Year election that shall apply as to the time of distribution for the Special Contribution shall be the eligible Group III Employee’s 2008 Plan Year election.
(e)    Form of Distribution. In addition to designating the percentage of deferrals in the Enrollment Agreement as provided in Section 4.03(a), the Group III Employee shall also designate the form pursuant to which such Group III Deferral Contribution for the Plan Year shall be paid to the Group III Employee. A Group III Employee may elect one of the following forms for distribution of his or her Group III Deferral Contributions for such Plan Year: (i) lump sum or (ii) substantially equal annual installments that arc paid over a period of between two (2) and ten (10) years, as designated by the Group III Employee in the Enrollment Agreement; provided, however, that if the Group III Employee does not make an election in the Enrollment Agreement as to the form of payment for his or her Group III Deferral Contributions for the Plan Year, the Group III Employee shall be deemed to have elected lump sum as the form of payment. A Group III Employee’s Group III Matching Contributions for the Plan Year shall be paid in the same form as the Group III Deferral Contributions for the Plan Year are paid to the Group III Employee and no Group III Employee shall be eligible to make a separate election as to the form in which his or her Group III Matching Contributions for the Plan Year shall be paid to him or her. Except as provided in Section 7.05, the election as to the form of payment cannot be subsequently changed. The Plan Year election that shall apply as to the form of distribution for the Special Contribution shall be the eligible Group III Employee’s 2008 Plan Year election.
(f)    Newly Eligible Group III Employees. Any individual who first qualifies as a Group III Employee during a particular Plan Year shall not be eligible to participate in the Plan as a Group III Employee until the following Plan Year.
(g)    Change in Status. If at any time during the Plan Year a Group III Employee ceases to qualify as such, then the following provisions shall apply.
(i)    Cessation as a Group III Employee. If a Group III Employee ceases to qualify as a Group III Employee at any time during the Plan Year, but remains employed by the Employer (or any employer in the Employer’s controlled group), AWW will credit to such Group III Employee’s Group III Matching Account, at the same time that Group III Matching Contributions are credited to the other Group III Employees’ Group III Matching Accounts, an amount equal to the amount that the Group III Employee would have received if the Group III Employee continued as such for the remainder of the Plan Year. In addition, the Group III Employee’s Base Salary Deferral and/or Bonus Deferral for the Plan Year will continue in effect for the remainder of the Plan Year. The Group III Employee shall not be eligible to receive any further Group III Matching Contributions, or elect to make Base Salary Deferrals and/or Bonus Deferrals as a Group III Employee for any future Plan Year, unless the Group III Employee subsequently qualifies as a Group III Employee.
(ii)    Termination of Employment for any Reason Other Than Cause. If a Group III Employee ceases to be employed by an Employer (including any employer in the Employer’s controlled group) at any time during the Plan Year for any reason other than a termination of employment by the Employer (or any employer in the Employer’s controlled group) for Cause, AWW will credit, as soon as administratively practicable following the date the Group III Employee terminates employment with the Employer (or any employer in the Employer’s controlled group), to the Group III Matching Account of such Group III Employee a Group III Matching Contribution equal to the amount that the Group III Employee accrued for the Plan Year ending on the date of such Group III Employee’s termination of employment.
(iii)    Termination of Employment for Cause. If a Group III Employee ceases to be employed by an Employer (or any employer in the Employer’s controlled group) at any time during the Plan Year as a result of a termination of employment by the Employer (or any employer in the Employer’s controlled group) for Cause, all Group III Matching Contributions and Special Contributions that have previously been credited on behalf of such Group III Employee to his or her respective Account(s) shall be forfeited, and no such amounts shall be credited to such Group III Employee’s Account(s) for the Plan Year in which such termination of employment occurs.

ARTICLE V

INVESTMENT CREDITS AND FUNDING
Section 5.01.    Deemed Investment Options. The Deemed Investment Options available under the Plan shall consist of those funds that the Investment Committee has designated as the Deemed Investment Options under the Plan, which for this purpose will include various funds designated by the Investment Committee; provided, however, the Investment Committee reserves the right, on a prospective basis, to add or delete Deemed Investment Options. Notwithstanding that the rates of return credited to Participants’ Account(s) under the Deemed Investment Options are based upon the actual performance of the investment funds designated by the Investment Committee, AWW shall not be obligated to invest any amounts credited to a Participant’s Account(s) under this Plan, or any other amounts, in such portfolios or in any other investment funds. The Plan shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of AWW or an Employer for payment of any distributions hereunder. Notwithstanding the foregoing, however, the Investment Committee may, but shall not be required, to authorize the establishment of a trust or the purchase of insurance to serve as a funding vehicle for AWW’s obligations with respect to the Plan. In any event, the obligation of AWW hereunder shall constitute a general, unsecured obligation, payable solely from the general assets of AWW, and no Participant shall have any rights to any specific assets of AWW or any Employer.
Section 5.02.    Returns on Accounts. A Participant’s Account(s) shall be credited with returns in accordance with the Deemed Investment Options elected by the Participant from time to time; provided, however, that if the Participant does not affirmatively elect a Deemed Investment Option, until the Participant makes an affirmative election as to the Deemed Investment Options under the Plan, the Participant will be deemed to have elected the default investment option that the Investment Committee has designated for this purpose. Unless otherwise provided under this Plan, Participants may allocate the amounts credited to their Account(s), as applicable, among the Deemed Investment Options available under the Plan only in whole percentages of not less than one percent. The rate of return, positive or negative, credited under each Deemed Investment Option is based upon the actual investment performance of the investment fund(s) designated by the Investment Committee from time to time, and shall equal the total return of such investment fund net of asset based charges, including, without limitation, money management fees, fund expenses and mortality and expense risk insurance contract charges.
Section 5.03.    Changes in Deemed Investment Options. A Participant may change the Deemed Investment Options to which the Participant’s Account(s) are deemed to be allocated on such basis as determined by the Investment Committee in its sole discretion. Each such change may include (a) reallocation of the Participant’s existing Account(s) in whole percentages of not less than one percent, and/or (b) change in investment allocation of amounts to be credited to the Participant’s Account(s) in the future, as the Participant may elect.
Section 5.04.    Valuation of Accounts. The value of a Participant’s Account(s) as of any date shall equal the amounts theretofore credited to such Account(s), including any earnings (positive or negative) deemed to be earned on such Account(s) in accordance with Section 5.02 through the day preceding such date, less the amounts theretofore deducted from such Account(s).
Section 5.05.    Statement of Accounts. The Committee shall provide to each Participant, at such intervals determined by the Committee, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his or her Account(s).
ARTICLE VI

VESTING
Section 6.01.    Vesting for Group I Employees.
(a)    Employer Contributions. Unless the Committee determines otherwise, a Group I Employee shall be fully vested in the amounts credited to his or her Group I Employer Defined Contribution Account upon the earliest of: (a) his or her completion of five (5) years of service with the Employer; (b) his or her attainment of age 65 while an Employee; (c) if he or she was an Employee at the time of his or her death, the date of his or her death; or (d) if he or she was an Employee at the time of the Change of Control, the date of a Change of Control. For this purpose, a Group I Employee shall be credited with a year of service for each twelve (12) consecutive months of employment as an Employee, measured from service his or her employment commencement date with the Employer and each anniversary thereof, plus any additional years of service credited under the AWW Executive Severance Policy, as it may be amended from time to time.
(b)    Deferral Contributions. A Group I Employee shall at all times be fully vested in the amounts credited to his or her Group I Deferral Account.
(c)    Matching Contributions. A Group I Employee shall at all times be fully vested in the amounts credited to his or her Group I Matching Account.
(d)    Special Contribution. A Group I Employee shall at all times be fully vested in the amounts credited to his or her Special Contribution Account.
Section 6.02.    Vesting for Group II Employees.
(a)    Employer Contributions. Unless the Committee determines otherwise, a Group II Employee shall be fully vested in the amounts credited to his or her Group II Employer Defined Contribution Account upon the earliest of: (a) his or her completion of five (5) years of service with the Employer; (b) his or her attainment of age 65 while an Employee; (c) if he or she was an Employee at the time of his or her death, the date of his or her death; or (d) if he or she was an Employee at the time of the Change of Control, the date of a Change of Control. For this purpose, a Group II Employee shall be credited with a year of service for each twelve (12) consecutive months of employment as an Employee, measured from his or her employment commencement date with the Employer and each anniversary thereof.
(b)    Deferral Contributions. A Group II Employee shall at all times be fully vested in the amounts credited to his or her Group II Deferral Account.
(c)    Matching Contributions. A Group II Employee shall at all times be fully vested in the amounts credited to his or her Group II Matching Account.
Section 6.03.    Vesting for Group III Employees.
(a)    Deferral Contributions. A Group III Employee shall at all times be fully vested in the amounts credited to his or her Group III Deferral Account.
(b)    Matching Contributions. A Group III Employee shall at all times he fully vested in the amounts credited to his or her Group III Matching Account.
(c)    Special Contribution. A Group III Employee shall at all times be fully vested in the amounts credited to his or her Special Contribution Account.
ARTICLE VII

DISTRIBUTIONS
Section 7.01.    Distributions. If a Participant is entitled to receive a distribution of the vested amount credited to his or her Account(s) under the Plan on account of Separation From Service, unless the Participant has filed an Amended Enrollment Agreement pursuant to Section 7.05, such amount shall commence to be distributed to the Participant in the form selected by the Participant for such Plan Year in the January of the Plan Year that follows the Plan Year in which his or her Separation From Service occurs; provided, however, that if the Participant is a Specified Employee at the time of his or her Separation From Service the provisions of Section 7.02 below shall apply to such distribution. If a Participant is entitled to receive a distribution of the vested amount credited to his or her Account(s) under the Plan on account of a Specified Distribution Date, unless the Participant has filed an Amended Enrollment Agreement pursuant to Section 7.05, such amount shall commence to be distributed to the Participant in the form selected by the Participant on such Specified

Distribution Date. If a Participant elects to receive his or her benefit in the form of a lump sum, the value of the Participant’s Account(s) attributable to the relevant Plan Years that will be distributed on account of a lump sum will be determined as of the first business day of the month in which the distribution occurs. If a Participant elects to receive his or her benefits in the form of installments, the value of the Participant’s Account(s) that will be distributed on account of installments shall be equal to (A) the value of such Account as of the first business day of the month in which the distribution occurs, divided by (B) the number of annual installment payments elected by the Participant for such Plan Year’s contributions. The remaining annual installments shall be equal to (1) the value of such Account(s) as of the first business day of the month in which the distribution occurs for such Plan Year’s contributions, divided by (2) the number of installments remaining for such Plan Year’s contributions.
Section 7.02.    Distributions on Separation From Service for Participants Who Are Deemed Specified Employees. Unless the Participant has filed an Amended Enrollment Agreement pursuant to Section 7.05, any Participant who is deemed a Specified Employee at the time of his or her Separation From Service and designated (or is deemed to have designated) Separation From Service as the time for distribution of the vested amounts credited to his or her Account(s) under the Plan for the Plan Year, shall commence to receive such distribution(s) under the Plan on the later of (i) as soon as administratively practicable following the first day of the seventh month following the Participant’s Separation Date, but no later than thirty (30) days following such date, or (ii) the January of the Plan Year that follows the Plan Year in which his or her Separation From Service occurs. If a distribution payable in installments is delayed because of the immediately preceding sentence, the first distribution will be equivalent to the installment that the Participant would have received for the first six (6) months following the Participant’s Separation From Service and the remaining installments shall be paid in accordance with the schedule designated by the Participant in the Enrollment Agreement or Amended Enrollment Agreement, if any, as if the installments commenced on the Participant’s Separation Date. A distribution paid pursuant to this Section 7.02 shall be paid by AWW. If a Participant elects to receive his or her benefit in the form of a lump sum, the value of the Participant’s Account(s) attributable to the relevant Plan Years that will be distributed on account of a lump sum will be determined as of the first business day of the month in which the distribution occurs. If a Participant elects to receive his or her benefits in the form of installments, the value of the Participant’s Account(s) that will be distributed on account of installments shall be equal to (A) the value of such Account as of the first business day of the month in which the distribution occurs, divided by (B) the number of annual installment payments elected by the Participant for such Plan Year’s contributions. The remaining annual installments shall be equal to (1) the value of such Account(s) as of the first business day of the month in which the distribution occurs for such Plan Year’s contributions, divided by (2) the number of installments remaining for such Plan Year’s contributions.
Section 7.03.    Death of Participant. If a Participant dies prior to commencement of his or her benefit under the Plan, the Participant’s Beneficiary shall receive a lump sum distribution of the entire vested amount credited to the Participant’s Account(s) as soon as administratively practicable following the date of the Participant’s death, but no later than sixty (60) days following the date of such death. If a Participant dies after commencement of his or her benefit under the Plan, the Participant’s Beneficiary shall receive a lump sum distribution of the remaining installments payable to the Participant under the Plan as soon as administratively practicable following the date of the Participant’s death, but not later than sixty (60) days following the date of the Participant’s death. The value of the Participant’s Account(s) subject to such distribution will be determined as of the first business day of the month in which the distribution occurs.
Section 7.04.    Distribution While Employed on Account of an Unforeseeable Emergency. In the event that the Committee, upon written request of a Participant, determines, in its sole discretion, that the Participant has suffered an Unforeseeable Emergency, AWW shall pay from the Participant’s Group I Deferral Account, Group II Deferral Account, or Group III Deferral Account, as applicable, as soon as practicable following such determination, but not later than sixty (60) days, an amount necessary to meet the Unforeseeable Emergency, after deduction of any and all taxes as may be required pursuant to Section 10.07. Except as otherwise provided in regulations under section 409A of the Code, the amounts distributed to a Participant pursuant to an Unforeseeable Emergency shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement of compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). With respect to that portion of the Group I Deferral Account, Group II Deferral Account, or Group III Deferral Account, as applicable, which is distributed to a Participant, in accordance with this Section 7.04, the value of such amount shall be reduced from the Participant’s Group I Deferral Account, Group II Deferral Account, or Group III Deferral Account, as applicable.
Notwithstanding anything in this Plan to the contrary, a Participant who receives a distribution pursuant to this Section 7.04 in any Plan Year shall not be entitled to make any further Group I Deferral Contributions, Group II Deferral Contributions, or Group III Deferral Contributions, as applicable, for the remainder of such Plan Year. No distributions pursuant to this Section 7.04 may be made from the Participant’s Group I Employer Defined Contribution Account, Group I Matching Account, Group II Employer Defined Contribution Account, Group II Matching Account, Group III Matching Account or Special Contribution Account. The value of the Participant’s Account(s) subject to such distribution will be determined as of the first business day of the month in the distribution occurs.
Section 7.05.    Change in Time and/or Form. A Participant may change the time and/or form of a distribution designated in an Enrollment Agreement for a particular Plan Year by filing an Amended Enrollment Agreement with the Committee in accordance with the requirements of this Section 7.05. Specifically, to change the time and/or form of a distribution for a particular Plan Year, the Amended Enrollment Agreement applicable to such distribution (i) will not become effective for the twelve (12) month period after the date on which the Amended Enrollment Agreement is filed with the Committee; (ii) the distribution cannot commence for a period that is not less than five (5) years from the date such payment was originally scheduled to commence pursuant to the original Enrollment Agreement; and (iii) cannot be made less than twelve (12) months prior to the date of the scheduled payment. Except as provided in Section 7.03, once payment has commenced, the form of such payment shall not be modified.
Section 7.06.    Type of Distribution. All distributions from the Plan will be paid to the Participant in cash.
ARTICLE VIII

AMENDMENT AND TERMINATION
Section 8.01.    Amendment and Termination. The Plan may be amended, suspended, discontinued or terminated at any time by the Committee; provided, however, that, except as provided below, no such amendment, suspension, discontinuance or termination shall reduce or in any manner adversely affect the rights of any Participant with respect to benefits that are payable or may become payable under the Plan based upon the balance of the Participant’s Account as of the effective date of such amendment, suspension, discontinuance or termination. Notwithstanding anything to the contrary in this Section 8.01, if the Committee determines that, in order to comply with the requirements of section 409A of the Code, additional changes must be made to the Plan, then the Committee may, in its sole discretion and without the consent of a Participant, amend the Plan to comply with such requirements. If the Committee terminates the Plan, Participants shall be entitled to a distribution of their benefit under the Plan if the termination is on account of a permitted distribution event under Treas. Reg. §1.409A-3(j)(4)(ix)(A), (B), (C) or (D) and the requirements, as applicable, of such regulations are met with respect to the termination of the Plan and distribution of benefits hereunder.
ARTICLE IX

CLAIMS PROCEDURES
Section 9.01.    Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Committee, setting forth the claim.
Section 9.02.    Claim Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Claimant shall be provided a written explanation, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to relevant provisions of the Plan on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; (e) the time limits for requesting a review; and (f) that the Claimant has the right to bring an action for benefits under section 502 of ERISA following an adverse determination on review.
Section 9.03.    Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review its determination. The Claimant, or his or her duly authorized representative, may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review of the initial determination within such sixty (60) day period, the Claimant shall be barred and estopped from challenging the determination.
Section 9.04.    Review of Decision. Within sixty (60) days after the Committee’s receipt of a request for review, it will review the initial determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant. If the decision is adverse, the written opinion will (a) set forth the specific reasons for the decision and specific references to the relevant provisions of this Plan on which the decision is based; and (b) include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim and that the Claimant may bring an action under section 502(a) of ERISA. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.
Section 9.05.    Limitations on Claims. A Participant (or Beneficiary, if applicable) shall have no right to bring any action at law or equity regarding a claim for benefits under the Plan, unless and until he or she exhausts his or her rights to review under Article IX in accordance with the time frames set forth therein. No action at law or in equity shall be brought to recover benefits under the Plan later than two years from the date of the Committee’s final determination following the request for review of an adverse benefit determination made under Article IX. Notwithstanding the foregoing, if the applicable, analogous New Jersey statute of limitations has run or will run before the aforementioned two-year period, the New Jersey statute of limitations is controlling. No action at law or in equity shall be brought in connection with the Plan except in the U.S. District Court for the District of New Jersey.
ARTICLE X

MISCELLANEOUS
Section 10.01.    Designation of Beneficiary. Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee, or its designee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be, in descending order, (a) the Participant’s spouse, (b) the person, persons or trust designated by the Participant as direct or contingent beneficiary in a manner prescribed by the Committee, or (c) if the Participant has no spouse and has failed to make an effective beneficiary designation, the Participant’s estate. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal percentages, unless the Participant has specifically designated otherwise. If the Participant and his or her spouse are divorced or legally separated, the designation of the spouse as Beneficiary under the Plan is automatically rescinded, provided the Plan receives notice prior to distribution, unless the Participant completes a new Beneficiary designation naming the prior spouse as Beneficiary.
Section 10.02.    Limitation of Participant’s Right. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Employer (or any employer in the Employer’s controlled group), nor shall it interfere with the rights of the Employer (or any employer in the Employer’s controlled group) to terminate the employment of any Participant and/or to take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan. Any amounts payable hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Employer (or any employer in the Employer’s controlled group) for the benefit of its employees.
Section 10.03.    No Limitation on Employer Actions. Nothing contained in the Plan shall be construed to prevent the Employer from taking any action which is deemed by it to be appropriate or in its best interest. No Participant, Beneficiary, or other person shall have any claim against the Employer as a result of such action.
Section 10.04.    Obligations to the Employer. To the maximum extent permitted under section 409A of the Code and its corresponding regulations, if a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Employer, then AWW may offset such amount owed to the Employer against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.
Section 10.05.    Nonalienation of Benefits. Except as expressly provided herein, no Participant or Beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant’s interest under the Plan. AWW’s obligations under this Plan are not assignable or transferable except to (a) any corporation or partnership which acquires all or substantially all of AWW’s assets or (b) any corporation or partnership into which AWW may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s Beneficiaries, heirs, executors, administrators or successors in interest.
Section 10.06.    Protective Provisions. Each Participant shall cooperate with AWW by furnishing any and all information requested by AWW in order to facilitate the payment of benefits hereunder, taking such physical examinations as AWW may deem necessary and taking such other relevant action as may be requested by AWW. If a Participant refuses to cooperate, AWW shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the then current balance of the Participant’s Accounts in accordance with his or her prior elections.
Section 10.07.    Withholding Taxes. AWW and/or the Employer may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which AWW and/or the Employer is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any deferrals to, amounts credited to and benefits payable under the Plan, including, but not limited to, withholding of appropriate sums from any amount payable to the Participant (or his or her Beneficiary) under the Plan or otherwise payable to the Participant from other sources. Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such deferrals, credits and benefits.
Section 10.08.    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan of deferred compensation for Participants. Benefits payable hereunder shall be payable out of the general assets of AWW, and no segregation of any assets whatsoever for such benefits shall be made. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights to assets that are greater than those of a general creditor of AWW.
Section 10.09.    Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
Section 10.10.    Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to the principles of conflict of laws.
Section 10.11.    Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

Section 10.12.    Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may read as the plural and the plural as the singular.
Section 10.13.    Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to AWW’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in the Employer’s records.
Section 10.14.    Incapacity. In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee, AWW and the Employer.
Section 10.15.    Section 409A. The Plan is intended to comply with the applicable requirements of section 409A of the Code and its corresponding regulations and related guidance, and shall be administered in accordance with section 409A of the Code to the extent section 409A of the Code applies to the Plan. Notwithstanding anything in the Plan to the contrary, elections to defer Base Salary and Bonus, as applicable, to the Plan, and distributions from the Plan, may only be made in a manner and upon an event permitted by section 409A of the Code. To the extent that any provision of the Plan would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. Other than on a valid Enrollment Agreement or Amended Enrollment Agreement, in no event shall a Participant, directly or indirectly, designate the calendar year of payment. For avoidance of doubt, deferrals under the Plan are maintained on a Plan Year basis.
Executed this first day of May, 2018.

EXHIBIT A
DESIGNATED SUBSIDIARIES
American Water Enterprises, LLC
American Water Resources, LLC
American Water Services CDM, Inc.
American Water Operations & Maintenance, Inc.
American Water Works Company, Inc.
American Water Works Service Company, Inc.
California-American Water Company
Environmental Management Corporation
Hawaii-American Water Company
Illinois-American Water Company
Indiana-American Water Company, Inc.
Iowa-American Water Company
Kentucky-American Water Company
Maryland-American Water Company
Michigan-American Water Company
Missouri-American Water Company
New Jersey-American Water Company, Inc.
New York-American Water Company, Inc.
Pennsylvania-American Water Company
Pivotal Home Solutions
Tennessee-American Water Company
Virginia-American Water Company
West Virginia-American Water Company

EXHIBIT B
GROUP I EMPLOYEES
A non-union Employee hired or rehired by the Employer on or after January 1, 2006 and who is employed by the Employer at a salary level of 60 or above.

EXHIBIT C
GROUP II EMPLOYEES
A non-union Employee hired or rehired by the Employer on or after January 1, 2006 and who meets the following requirements: (i) is employed at the level of below 60, (ii) the sum of the non-union Employee’s (A) Base Salary for the immediately prior Plan Year, and (B) Bonus that was paid in the immediately prior Plan Year, is greater than the Compensation Limit for the Plan Year in which the Employee will be eligible to participate in the Plan; and (iii) is designated as a Group II Employee by the Committee for the Plan Year. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive the requirement in clause (ii) above with respect to any non-union Employee and designate such non-union Employee as a Group II Employee for the Plan Year.

EXHIBIT D
GROUP III EMPLOYEES
A non-union Employee hired prior to January 1, 2006, is employed by the Employer as of the Original Effective Date, and who meets one of the following requirements:
1.    Is employed with the Employer at a level of 60 or above; or
2.    (i) is employed at the level of below 60; (ii) the non-union Employee’s Base Salary for the immediately prior Plan Year is greater than the Compensation Limit for the Plan Year in which the Employee will be eligible to participate in the Plan; and (iii) is designated as a Group III Employee by the Committee for the Plan Year. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive the requirement in clause (ii) above with respect to any non-union Employee and designate such non-union Employee as a Group III Employee for the Plan Year.